                                                                       EXHIBIT 2



                           FORM OF SECURITY AGREEMENT

         This Security Agreement ("AGREEMENT") is entered into this ____ day of October, 1999, by and between Barringer Laboratories, Inc., a Delaware corporation, ("BARRINGER"), and _________________________ ( "SECURED PARTY").

RECITALS:

         A. Pursuant to the Subscription Agreement for Shares of Common Stock between Barringer and Secured Party dated October __, 1999 ("SUBSCRIPTION AGREEMENT"), Secured Party has made payment to Barringer in consideration for the purchase of ______________________ shares of Barringer's common stock, $.01 par value ("SHARES").

         B. Until such time as Barringer takes all necessary action to issue the Shares, payment for the Shares is evidenced by a Convertible Note in the principal amount of $___________________________("Note") dated as of the same date hereof.

         C. Until such time as Barringer takes all necessary action to issue the Shares, Barringer has agreed to secure the payment of the Note by the grant of a security interest in Barringer's assets under the terms of this Agreement.

         NOW THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

         1. GRANT OF SECURITY INTEREST. (a) As collateral security for the prompt payment in full when due of the Secured Obligations (hereinafter defined), Barringer hereby grants, conveys, and assigns to Secured Party a security interest in and to the Collateral (hereinafter defined). The security interest in the Collateral is granted to secure and enforce the following (collectively, the "SECURED OBLIGATIONS"):

                  (i) Payment of the Note in accordance with its terms; and

                  (ii) Performance of any and all of Barringer's other obligations to Secured Party under: (A) the Note, (B) this Agreement, and (C) any and all renewals, extensions for any period, rearrangements or refinancings of the Note or of any other obligations under the Note or this Agreement.

         (b) A copy of this Agreement may be used as a financing statement.

         2. PROPERTY. The following property (collectively, "COLLATERAL") is subject to the security interest herein granted:

         (a) All Receivables of Barringer now owned or hereafter acquired or arising, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence of hereafter created. "Receivables" means all rights of Barringer to the payment of money, whether or not earned and howsoever evidenced or arising, including (without limitation) all present and future "Accounts", accounts receivable, "Chattel Paper", "Instruments," and rights to payment which are "General Intangibles" (as those terms are used in the Uniform Commercial Code as enacted in the State of Colorado ("Commercial Code")), all security therefor and any goods represented by any of the foregoing including returned or repossessed goods;

         (b) All Inventory of Barringer, whether now owned or hereafter acquired and wherever located. "Inventory" includes all Goods (as defined in Article 9 of the Commercial Code) intended for sale or lease or to be furnished under contracts of service, all raw materials and work in process therefor, all finished goods thereof, all materials and supplies of every nature used or usable or consumed or consumable in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such Goods, and all accessories thereto and all documents of title therefor evidencing the same;

         (c) All Equipment of Barringer, whether now owned or hereafter acquired and wherever located. "Equipment" includes all of Barringer's Goods other than Inventory, all replacements and substitutions therefor and all accessions thereto, and specifically includes, without limitation, all present and future machinery, equipment, vehicles, manufacturing equipment, shop equipment, office and record keeping equipment, furniture, fixtures, parts, tools and all other Goods (except Inventory) used or acquired for use by Barringer for any business or enterprise;

         (d) All General Intangibles and Deposit Accounts (as defined in Article 9 of the Commercial Code) of Barringer, whether now owned or hereafter acquired, including (without limitation) all present and future domestic and foreign patents, patent applications, trademarks, trademark applications, copyrights, trade names, trade secrets, patent and trademark licenses (whether Barringer is licensor or licensee), shop drawings, engineering drawings, blueprints, specifications, parts lists, manuals, operating instructions, customer and supplier lists, licenses, permits, franchises, the right to use Barringer's corporate name and the goodwill of Barringer's business;

         (e) All Investment Property (as defined in the Commercial Code) including but not limited to stock and other securities evidencing ownership of any other organization, company or entity as well as all amendments, extensions, renewals and replacements of the above, together with all certificates, other instruments, options, rights, interest, and other distributions issued as an addition to, in substitution or in exchange for, or on account of, the same, all whether now existing or hereafter arising and whether now owned or hereafter acquired; and

         (f) All products and proceeds of any and all of the foregoing and all products and proceeds of any other Collateral including the proceeds of any insurance covering any of the Collateral, as well as all Deposit Accounts (as defined in the Commercial Code), money, cash, and the like.


         3. BARRINGER'S WARRANTIES, REPRESENTATIONS, AND COVENANTS. In addition to any other warranties, representations, or covenants, Barringer warrants, represents, and covenants that:

         (a) It has the power and authority to enter into this Agreement, which constitutes a legal, valid, and binding agreement enforceable against it in accordance with its terms.



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         (b) It will not breach any other agreement or provision of law by entering into or performing this Agreement.

         (c) Upon Secured Party's reasonable request, Barringer shall take all action and execute all documents necessary or appropriate to consummate and give effect to this Agreement;

         (d) Barringer shall not, without Secured Party's prior written consent, which shall not be unreasonably withheld, create, incur, assume, or suffer to exist any debt or other obligation for borrowed money other than current accounts payable and similar current liabilities incurred in the ordinary course of business from the date of this Agreement;

         (e) Barringer shall use diligent efforts to protect and preserve the Collateral, including to maintain in good standing, to enforce, and to not breach, all existing and future contracts to which Barringer is a party; and

         (f) Upon reasonable notice from Secured Party, it will permit Secured Party or their representatives to inspect any of Barringer's corporate books and financial records and discuss with its officers its affairs, finances, and accounts.

         4. POWER OF ATTORNEY. Barringer hereby appoints Secured Party as attorney-in-fact and grants Secured Party a proxy to do, after and during the continuance of an Event of Default (as herein defined), any act that Barringer is obligated by this Agreement to do and to exercise any and all rights and powers as Barringer might exercise with respect to the Collateral. This power of attorney is a power coupled with an interest and shall be irrevocable until the Secured Obligations are satisfied. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, or privileges expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct or gross negligence. This power of attorney is conferred on the Secured Party to protect, preserve, and realize upon its security interest in the Collateral.

         5. EVENTS OF DEFAULT. Any one or more of the following events constitutes an event of default ("EVENT OF DEFAULT"):

         (a) Barringer's failure to pay on the due date any amount of principal or interest owing under the Note.

         (b) The occurrence of a default, or of any event that with the giving of notice or the passage of time could constitute a default, under any agreement of Barringer evidencing an obligation of Barringer for borrowed money.

         (c) A breach of or failure by Barringer to perform any of the terms of:
(i) the Note (other than the failure to make payment due under Note which payment is the subject of subsection (a)), or(ii) this Agreement.



                                       3
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         (d) Any levy, seizure, attachment, or similar legal service of or on the Collateral not discharged by within ten (10) days, or any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without Secured Party's prior written consent.

         6. REMEDIES. (a) Upon the occurrence of any Event of Default, Secured Party may in its sole discretion, with or without notice to Barringer and in addition to all other rights and remedies at law or in equity:

                  (i) Declare the entire balance of the Note immediately due and payable; and

                  (ii) Sell or otherwise dispose of the Collateral in accordance with the terms hereof.

         (b)(i) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other agreement securing, evidencing, or relating to the Secured Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Commercial Code Without limiting the generality of the foregoing, Secured Party may:

                           (A) Without demand or notice to Barringer, collect,
receive, or take possession of the Collateral or any part thereof;

                           (B) Sell or otherwise dispose of the Collateral, or
any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery; and

                           (C) Bid and become a purchaser at any sale free of
any right or equity of redemption of Barringer, which right or equity is hereby expressly waived and released by Barringer.

                  (ii) Upon Secured Party's request, Barringer shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Barringer and Secured Party.

                  (iii) Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies for which this Agreement or the Note provide. Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of such remedies. Barringer, any party who consents to this Agreement, and any party who hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waives any and all right to require the marshaling of Collateral in connection with the exercise of any of the remedies for which this Agreement or the Note provide.

                  (iv) Unless the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party shall give Barringer reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. Without



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limiting what constitutes a sale of the Collateral in a reasonable manner, a public sale in the following fashion shall be conclusively presumed to be reasonable:

                           (A) Notice is given at least ten (10) days before the
date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

                           (B) The sale is held in a county in which the
Collateral or any part is located or in a county in which Barringer has its place of business;

                           (C) Payment is in cash or by certified check
immediately following the close of the
sale;

                           (D) The sale is by auction, but need not be by a
professional auctioneer; and

                           (E) The Collateral is sold as is and without any
preparation for sale.

                  (v) Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Barringer shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Secured Obligations and the enforcement of Secured Party's rights hereunder, all of which expenses and fees shall constitute Secured Obligations.

                  (vi) Secured Party shall apply the Collateral against the Secured Obligations in the following manner:

                           (A) First, to Secured Party for any unpaid expenses
owed to it by Barringer under this Agreement or the Note;

                           (B) Second, for any unpaid interest owed to Secured
Party by Barringer under this Agreement or the Notes;

                           (C) Third, any surplus then remaining shall be
paid to Secured Party towards principal amounts owed to it by Barringer under this Agreement or the Note; and

                           (D) Fourth, any surplus then remaining shall be paid
to Barringer.

         (c) Secured Party may cause any or all of the Collateral held by it to be transferred into Secured Party's name or the name or names of Secured Party's nominee or nominees.

         (d) Secured Party shall have no obligation to offer to sell the Collateral. If Secured Party offers to sell the Collateral, it shall have no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the Collateral's fair value. If Secured Party elects not to sell the Collateral, it may elect to follow the procedures set forth in the Commercial Code for retaining the Collateral in satisfaction of Barringer's obligation, subject to Barringer's rights under such procedures.



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         (f) Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right regardless of whether the Collateral's apparent value exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by Secured Party shall not disqualify a person from serving as receiver.

         7. OBLIGATIONS ABSOLUTE. Barringer's obligations under this Agreement shall be irrevocable, absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of the Secured Obligations, or any other document or instrument evidencing, securing, or otherwise relating to the Secured Obligations, or any release, subordination, or impairment of Collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of the Secured Obligations, or any other document or instrument evidencing, securing, or otherwise relating to the Secured Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Secured Obligations.

         8. INSURANCE. Barringer shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral against such risks as Secured Party may reasonably require, in such form, for such periods, and written by such companies as may be satisfactory to Secured Party. All policies of insurance shall have endorsed a loss payable clause acceptable to Secured Party and such other endorsements as Secured Party may from time to time request, and Barringer will promptly provide Secured Party with the original policies or certificates of such insurance. Barringer shall promptly notify Secured Party of any loss or damage that may occur to the Collateral. Secured Party is hereby authorized to make proof of loss if it is not made promptly by Barringer. All proceeds of any insurance on the Collateral shall be held by Secured Party as a part of the Collateral. Such proceeds shall be paid out from time to time upon order of Barringer for the purpose of paying the reasonable cost of repairing or restoring the property damaged. Any proceeds that have not been so paid out within one hundred twenty (120) days following their receipt by Secured Party shall be applied to the prepayment of principal on the Note. In the event of failure to provide insurance as herein provided, Secured Party may, at Secured Party's option, provide such insurance at Barringer's expense.

         9. INSPECTION; AND PROTECTION OF SECURED PARTY'S SECURITY. (a) Secured Party may make or cause to be made reasonable entries upon and inspections of Barringer's premises to inspect the Collateral.

         (b) If Barringer fails to perform its obligations under this Agreement or the Note, or if any action or proceeding is commenced that affects the Collateral or title thereto or the interest of Secured Party therein, including insolvency or arrangements or proceedings involving a bankrupt or decedent, then Secured Party, at its option, may make such appearance, disburse such sums, and take such action as it deems necessary, in its sole discretion, to protect its interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon Barringer's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Secured Party pursuant to this Section, with interest thereon, shall become additional indebtedness of Barringer secured by this Agreement. Unless Barringer and Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate of eighteen percent



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(18%) per annum, be collected from Barringer under applicable law. Nothing contained in this Section shall require Secured Party to incur any expense or take any action.

         10. BARRINGER AND LIEN NOT RELEASED. From time to time, Secured Party may, at its option, without notice to Barringer or without Barringer's consent, and without liability on Secured Party's part, and notwithstanding Barringer's breach of any provision of this Agreement or the Note, extend the time for payment of Barringer's indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, consent to any plan of or relating to the Collateral, and agree in writing with Barringer to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by Secured Party pursuant to this Section shall not affect the obligation of Barringer to pay the sums secured by this Agreement and to observe the covenants of Barringer contained herein, shall not affect the guaranty of any person for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral. Barringer shall pay Secured Party a reasonable service charge, together with such attorneys' fees as may be incurred at Secured Party's option for any such action if taken at Barringer's request.

         11. FORBEARANCE BY SECURED PARTY NOT A WAIVER. Any forbearance by Secured Party in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver of or preclude the exercise of any right or remedy. Secured Party's acceptance of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Secured Party shall not be a waiver of its right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive Barringer's default in payment of sums secured by this Agreement.

         12. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Agreement is intended to be a security agreement pursuant to the Commercial Code for any of the items specified above as part of the Collateral that, under applicable law, may be subject to a security interest pursuant to the Commercial Code, and Barringer hereby grants Secured Party a security interest in said Collateral. Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. Barringer shall execute and deliver to Secured Party, upon its request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as Secured Party may require to perfect a security interest with respect to said items. Barringer shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Secured Party may reasonably require. Consistent with but not as a limitation on Barringer's covenants under Section 3(b) and 3(h)(i), without Secured Party's prior written consent, Barringer shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an Event of Default, Secured Party shall have the remedies of a secured party under the Commercial Code, and at Secured Party's option may also invoke the



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other remedies for which this Agreement or the Note provide. In exercising any of said remedies, Secured Party may proceed against any part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of its remedies under the Commercial Code or of the other remedies for which Agreement or the Note provide.

         13. ACCELERATION IN EVENT OF BARRINGER'S INSOLVENCY. If either:

         (a) Barringer voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Barringer shall be adjudged a bankrupt,

         (b) A trustee or receiver is appointed for Barringer's property,

         (c) Any of the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court,

         (d) Barringer makes an assignment for the benefit of its creditors, or

         (e) There is an attachment, receivership, execution or other judicial seizure of any of the Collateral,

then Secured Party may, at its option, declare all sums secured by this Agreement to be immediately due and payable without prior notice to Barringer, and Secured Party may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by Secured Party in connection with Barringer's bankruptcy or any of the other events described in this Section shall be additional indebtedness of Barringer secured by this Agreement.

         14. NOTICES. All notices, demands or communications ("NOTICES") under this Agreement shall be in writing and shall be addressed to the party as set forth below. All Notices shall be given by: (i) personal delivery, (ii) electronic communication, provided the transmitting device used by the party provides documentary confirmation of receipt, (iii) certified mail return receipt requested, or (iv) a nationally recognized overnight courier service. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery or by overnight courier, on the date of delivery if delivered on or before 4:30 p.m. on such day; otherwise, it shall be deemed to have been delivered on the next business day following delivery, (ii) if by electronic communication, on the day of receipt unless received after 4:30 p.m., in which event it shall be deemed to have been received on the next business day following receipt of the electronic communication, and (iii) if solely by mail, on the first to occur or actual receipt or the third business day following the date of posting (as evidenced by the postal receipt for the posting). A party may change its address by Notice to the other party.



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If to Secured Party:

                  -------------------------

                  -------------------------

                  -------------------------

                  -------------------------
                  Telephone No.:
                  Telecopier No.:

If to Barringer:

                  Barringer Laboratories, Inc.
                  15000W. 6th Avenue
                  Golden, Colorado  80401
                  Attention:
                  Telephone No:  (303) 277-1687
                  Telecopier No.: (303) 277-1689

         15. FURTHER ASSURANCES. Without further consideration, each party shall take such further actions and execute such further documents as may be reasonably requested by the other party in order to effectuate the purpose and intent of this Agreement.

         16. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the Laws of Colorado, except to the extent its laws would otherwise apply the laws of another jurisdiction.

         17. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS; AMENDMENT AND WAIVER. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. No amendment or modification to this Agreement shall be effective unless be in writing and signed by all parties. No waiver by a party of any breach by any other party of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

         18. OTHER REMEDIES. Regardless of whether or not provided in other Sections hereof, no right or remedy expressly conferred herein shall be exclusive of any other right or remedy now or hereafter available at law or in equity. No provision of this Agreement regarding remedies shall be construed as a limitation on the nature of the remedies to which a party may be entitled with respect to a breach of other provisions of this Agreement.

         19. SECTION AND OTHER HEADINGS; PRONOUNS; AND CONSTRUCTION. The section and other headings contained in this Agreement are for reference only and have no legal significance. The use of pronouns is generic and they shall mean any gender as appropriate. The terms "include" or "including," or similar terminology, shall be construed as meaning without limitation as to the nature or scope of the referenced matters. This Agreement shall be deemed to have been drafted by both parties, and therefore the rule against construing ambiguities against the party drafting a contract shall be inapplicable to this Agreement.



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         20. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part in any jurisdiction, such provision, only to the extent invalid or unenforceable, shall be severable from this Agreement, and the other provisions of this Agreement (along with the provision at issue, to the extent that it would be valid and enforceable, and such provision shall be deemed to be so reformed) shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed to carry out the purpose and intent of this Agreement. The invalidity or unenforceability, in whole or in part, of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, nor shall the invalidity or unenforceability of any provision of this Agreement with respect to any person or entity affect the validity or enforceability of such provision with respect to any other person or entity.

         21. ASSIGNMENT. Secured Party may at any time and from time to time assign its rights and obligations under this Agreement and the Collateral and any portion of the Collateral. In each case, the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

         22. ATTORNEY'S FEES. If a suit or action is brought by Secured Party under this Agreement to enforce any of its terms, Secured Party shall be entitled to reasonable attorneys fees.

         23. TERMINATION. Upon the full performance and the full and irrevocable payment of the Secured Obligations, this Agreement shall terminate.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SECURED PARTY:

----------------------------

----------------------------


BARRINGER:

BARRINGER LABORATORIES, INC.

By:
     ------------------------
Its:
     ------------------------


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